SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             March 30, 2006

Pro-Dex, Inc
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-14942 (Commission File Number)	84-1261240 (IRS Employer Identification No.)

            151 E. Columbine Avenue, Santa Ana, California 92707
                        (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code                     714-241-4411

                                                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Real Property Purchase Agreement") with Glover, Inc., whereby the Company purchased 4.4 acres of real property and a 20,000 square foot industrial building and related improvements located in Carson City, Nevada (collectively, the "Property")..  The Company paid $1,650,000 out of proceeds from a $1,650,000 ten-year first mortgage financing on the property.

On March 30, 2006, the Company closed its financing of the Property under the terms of  a 10 year Promissory Note (the "Note") and related Loan Agreement (the Note and Loan Agreement attached to this Report as exhibits, bearing a reference date of March 4, 2006, and collectively referred to as the "Loan Documents") with Union Bank of California (the "Bank"), whereby the Company borrowed the principal sum of $1,650,000.00 (collectively, the "Loan").  The proceeds from the Loan were applied to the purchase price for the Property.

The principal balance of the Loan evidenced by the Note bears interest at a fixed rate per annum of 6.73%.  Under the terms of the Note, the Loan amortizes as a 25 year obligation due in 10 years with 120 equal monthly payments of $11,379.21 beginning May 1, 2006.   The maximum amount of future payments due under the Note (undiscounted and assuming no prepayment) is $2,653,036.12.  The Note may be prepaid upon payment of a prepayment fee to the Bank the amount of which declines over time and ends after the fifth year of the term of the Note.  The Note may be accelerated and all principal and interest owing thereunder immediately due and payable upon the occurrence of any of the following:

  the failure of the Company to make any payment required under the Note when due;

  any breach, misrepresentation or other default by the Company, any guarantor, co-maker, endorser, or any person or entity other than the Company providing security for the Note (individually and collectively referred to herein as the "Obligor") under any deed of trust, security agreement, guaranty or other agreement between Bank and  any Obligor;

  the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due;

  the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief;

  the assignment by any Obligor for the benefit of such Obligor's creditors;

  the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Oblgor's property;

  the commencement of any proceeding for the dissolution or liquidation of any Obligor;

  the termination of existence or death of any Obligor;

  the revocation of any guaranty or subordination agreement given in connection with the Note;

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  the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority;

  the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes;

  the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money;

  a default occurs under any instrument encumbering or affecting all or any portion of the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or

  the deterioration of the financial condition of any Obligor which results in the Bank deeming itself, in good faith, insecure.

The Loan Agreement contains customary representations, warranties and covenants (affirmative and negative) including, among other covenants,  (i) a prohibition, without the Bank's written consent, on entering into any consolidation, merger, joint venture, syndication or other combination affecting, involving or relating to the Company's business operations at the Property and (ii) a requirement that the Company maintain a ratio of Cash Flow to Debt Service of not less than 1.25:1.0 as of the close of each fiscal year.  "Cash Flow" means net profit after taxes to which depreciation, amortization and other noncash expenses are added for the twelve (12) month period immediately preceding the date of calculation.  "Debt Service" means that portion of long-term liabilities and capital leases coming due within twelve (12) months following the date of calculation.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

10.1	Promissory Note, dated March 4, 2006, effective March 30, 2006, by Pro-Dex, Inc. in favor of Union Bank of California, N.A.
10.2	Loan Agreement, dated March 4, 2006, effective March 30, 2006, between Pro-Dex, Inc. and Union Bank of California, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006	Pro-Dex, Inc. By: /s/ Jeffrey J. Ritchey Jeffrey J. Ritchey, Chief Financial Officer, Secretary and Vice President